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                                                                Exhibit j(2)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated December 18, 2003, relating to the statement of changes in net assets and financial highlights which appears in the October 31, 2003 Annual Reports to Shareholders of MainStay Mid Cap Growth Fund and MainStay Small Cap Value Fund.


PricewaterhouseCoopers LLP

New York, New York
February 14, 2005